XEROX GLOBAL SERVICES, INC.

411 Eagleview Boulevard

Suite 100

Exton, PA 19341

Phone: 610.458.5500

Facsimile: 610.458.6690

EXHIBIT 5(b)

April 22, 2003

Xerox Corporation

and the Pennsylvania Guarantors

listed on Schedule 1 hereto

800 Long Ridge Road

P.O. Box 1600

Stamford, Connecticut 06904-1600

Re:    Xerox Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

The undersigned, an attorney-at-law admitted to practice in the State of Pennsylvania, is an Attorney with Xerox Corporation, a New York corporation (the “Company”), and has acted as counsel to Intelligent Electronics, Inc. and Xerox Global Services, Inc., (formerly Xerox Connect, Inc.), each a Pennsylvania corporation (collectively, the “Pennsylvania Guarantors”), in connection with the Registration Statement on Form S-3 (File Nos. 333-101164 and 333-101164-01, -03, -05, -06, -07, -08, -09, -10, -11, -12 and -13), as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on November 12, 2002 and Amendment No. 1 thereto as filed with the Commission on April 8, 2003 and Amendment No. 2 thereto as filed with the Commission on April 22, 2003 (as so amended, the “Registration Statement”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of securities with an aggregate initial public offering price of up to $3,000,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency unit or units or composite currency or currencies as shall be designated by the Company, such securities including: (i) senior debt securities, subordinated debt securities or convertible debt securities of the Company, in one or more series (in each case, the “Debt Securities”), which may be issued under one or more indentures relating to such Debt Securities (each an “Indenture”) and (ii) unconditional guarantees of the Debt Securities (the “Guarantees”) that may be issued from time to time by certain subsidiaries of the Company, including the Pennsylvania Guarantors (such guarantees of the Pennsylvania Guarantors, the “Pennsylvania Guarantees”).

This opinion is delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

(i)	the Registration Statement;

(ii)	the documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference into the Registration Statement as of the date hereof;

(iii)	the forms of Indenture filed as exhibit 4(b)(1) and exhibit 4(b)(2) to the Registration Statement;

(iv)	the certificate of incorporation of each of the Pennsylvania Guarantors, as amended to date;

(v)	the bylaws of each of the Pennsylvania Guarantors, as currently in effect; and

(vi)	certain resolutions adopted to date by the board of directors of each of the Pennsylvania Guarantors relating to the registration of the Guarantees.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Pennsylvania Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Pennsylvania Guarantors and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company and the Pennsylvania Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied on statements and representations of officers and other representatives of the Company, the Pennsylvania Guarantors, of public officials and others.

I am qualified to practice law in the State of Pennsylvania and I do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent specifically referred to herein. The Pennsylvania Guarantees my be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that, with respect to any Pennsylvania

Guarantee, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture and trustee thereunder has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Pennsylvania Guarantee has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Pennsylvania Guarantee is to be issued pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Pennsylvania Guarantee has been duly authorized, executed and delivered by such Pennsylvania Guarantor and the other parties thereto; (iv) all necessary corporate action, including any required action by such Pennsylvania Guarantor’s board of directors or any authorized committee thereof, or other action has been taken by such Pennsylvania Guarantor to approve the issuance and terms of the Pennsylvania Guarantee and related matters; (v) the terms of the Pennsylvania Guarantee and of its issuance sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or the organizational or governing documents of such Pennsylvania Guarantor or result in a default under or breach of any agreement or instrument binding upon such Pennsylvania Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Pennsylvania Guarantor and the applicable trustee; (vi) the applicable Indenture has been duly authorized, executed and delivered by the parties thereto; and (vii) the Pennsylvania Guarantee has been duly executed, delivered and countersigned in accordance with the provisions of the applicable Indenture and duly issued in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Pennsylvania Guarantee, when issued in accordance with the applicable Indenture and the applicable underwriting agreement or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be valid and binding obligations of such Pennsylvania Guarantor, enforceable against such Pennsylvania Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain remedies.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to myself under the heading “Validity of the Securities and the Guarantees” in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/    Christine A. Perantoni

Christine A. Perantoni

Attorney

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